Exhibit 99.1

Advance Auto Parts Announces Supply Chain Leadership Changes

RALEIGH, N.C. (December 14, 2022) – Advance Auto Parts, Inc. (NYSE: AAP), a leading automotive aftermarket parts provider, today announced that Reuben E. Slone, executive vice president, supply chain, will retire from the company and be succeeded by Stephen J. Szilagyi. Mr. Szilagyi comes to Advance from MSC Industrial Supply, Inc., where he served as senior vice president, customer solutions from 2018 to 2021 and senior vice president, supply chain from 2017 to 2018. Prior to that, Mr. Szilagyi spent 15 years with Lowe’s Companies, Inc., in a variety of roles of increasing responsibility, including chief supply chain officer from 2013 to 2016. At both MSC and Lowe’s, Szilagyi’s leadership helped drive significant improvements in sales growth, safety, quality, service and productivity. Mr. Szilagyi will begin as Advance’s executive vice president, chief supply chain officer and join Advance’s Leadership Team on January 9, 2023.

“We are extremely grateful for the numerous contributions Reuben has made, first as a board member of Advance from 2016 to 2018 and then as a member of Advance’s senior executive team since October 2018,” said Tom Greco, Advance’s president and chief executive officer. “With his wealth of experience and deep understanding of our business, under Reuben’s leadership, we have significantly improved our supply chain operations. Reuben also has built a much stronger team and culture within the supply chain organization, making it an optimum time to make a leadership transition.”

Greco continued, “I’m excited to welcome Steve to the Advance family following an extensive search. As a seasoned and accomplished supply chain executive with more than 25 years of experience, Steve brings a deep understanding of both retail and professional business to business supply chain operations along with a proven track record of results, innovation and leadership. I look forward to working closely with him as we raise the bar on the execution of our strategy.”

Mr. Szilagyi will report directly to Greco, effective January 9. Both Mr. Slone and Mr. Szilagyi will partner closely to ensure a smooth transition, while Mr. Slone works with the Advance team in an advisory role through April 2023.

About Advance Auto Parts
Advance Auto Parts, Inc. is a leading automotive aftermarket parts provider that serves both professional installer and do-it-yourself customers. As of October 8, 2022, Advance operated 4,747 stores and 313 Worldpac branches primarily within the United States, with additional locations in Canada, Puerto Rico and the U.S. Virgin Islands. The company also served 1,335 independently owned Carquest branded stores across these locations in addition to Mexico and various Caribbean islands. Additional information about Advance, including employment opportunities, customer services, and online shopping for parts, accessories and other offerings can be found at www.AdvanceAutoParts.com.

Investor Relations Contact:	Media Contact:
Elisabeth Eisleben	Darryl Carr
T: (919) 227-5466	T: (984) 389-7207
E: invrelations@advanceautoparts.com	E: darryl.carr@advance-auto.com

Forward-Looking Statements
Certain statements herein are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are usually identifiable by words such as "anticipate," "believe," "could," "estimate," "expect," "forecast," "guidance," "intend," "likely," "may," "plan," "position," "possible," "potential," "probable," "project," "should," "strategy," "will" or similar language. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, statements about the company's strategic initiatives, operational plans and objectives, expectations for economic conditions and recovery and future business and financial performance, as well as statements regarding underlying assumptions related thereto. Forward-looking statements reflect the company's views based on historical results, current information and assumptions related to future developments. Except as may be required by law, the company undertakes no obligation to update any forward-looking statements made herein. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statements. They include, among others, factors related to the timing and implementation of strategic initiatives, including with respect to labor shortages or disruptions and the impact on our ability to complete store openings, deterioration of general macroeconomic conditions, the highly competitive nature of the company's industry, demand for the company's products and services, complexities in its inventory and supply chain, challenges with transforming and growing its business and factors related to the current global COVID-19 pandemic. Please refer to "Item 1A. Risk Factors." of the company's most recent Annual Report on Form 10-K, as updated by other filings made by the company with the Securities and Exchange Commission, for a description of these and other risks and uncertainties that could cause actual results to differ materially from those projected or implied by the forward-looking statements.